Exhibit 99.2

EMPIRE STATE REALTY TRUST
Supplemental Operating and Financial Data
September 30, 2022

Third Quarter 2022

Forward-looking Statements

This presentation includes “forward looking statements” within the meaning of the federal securities laws. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: (i) economic, market, political and social impact of, and uncertainty relating to, the COVID 19 pandemic; (ii) a failure of conditions or performance regarding any event or transaction described herein, (iii) resolution of legal proceedings involving the Company; (iv) reduced demand for office, multifamily or retail space, including as a result of the COVID 19 pandemic; (v) changes in our business strategy; (vi) changes in technology and market competition that affect utilization of our office, retail, Observatory, broadcast or other facilities; (vii) changes in domestic or international tourism, including due to health crises such as the COVID 19 pandemic, geopolitical events, including global hostilities, currency exchange rates, and/or competition from recently opened observatories in New York City, any or all of which may cause a decline in Observatory visitors; (viii) defaults on, early terminations of, or non renewal of, leases by tenants; (ix) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors, including the current phasing out of LIBOR; (x) declining real estate valuations and impairment charges; (xi) termination of our ground leases; (xii) changes in our ability to pay down, refinance, restructure or extend our indebtedness as it becomes due and potential limitations on our ability to borrow additional funds in compliance with drawdown conditions and financial covenants; (xiii) decreased rental rates or increased vacancy rates; (xiv) our failure to execute any newly planned capital project successfully or on the anticipated timeline or budget; (xv) difficulties in identifying and completing acquisitions; (xvi) risks related to any development project (including our Metro Tower potential development site); (xvii) impact of changes in governmental regulations, tax laws and rates and similar matters; (xviii) our failure to qualify as a REIT; (xix) environmental uncertainties and risks related to climate change, adverse weather conditions, rising sea levels and natural disasters; (xx) incurrence of taxable capital gain on disposition of an asset due to failure of use or compliance with a 1031 exchange program; and (xxi) accuracy of our methodologies and estimates regarding ESG metrics and goals, tenant willingness and ability to collaborate in reporting ESG metrics and meeting ESG goals, and impact of governmental regulation on our ESG efforts. For a further discussion of these and other factors that could impact the Company’s future results, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10 K for the year ended December 31, 2021, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to update or revise publicly any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events, or other changes after the date of this presentation, except as required by applicable law. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

Third Quarter 2022

COMPANY PROFILE

Empire State Realty Trust, Inc., or the Company, is a leading real estate investment trust (REIT) that owns and manages a well-positioned property portfolio of office, retail and multifamily assets in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building and its iconic, newly reimagined Observatory Experience.

BOARD OF DIRECTORS

Anthony E. Malkin	Chairman, President and Chief Executive Officer
Leslie D. Biddle	Director, Chair of the Compensation and Human Capital Committee
Thomas J. DeRosa	Director
Steven J. Gilbert	Director, Lead Independent Director
S. Michael Giliberto	Director, Chair of the Audit Committee
Patricia S. Han	Director
Grant H. Hill	Director
R. Paige Hood	Director, Chair of the Finance Committee
James D. Robinson IV	Director, Chair of the Nominating and Corporate Governance Committee

EXECUTIVE MANAGEMENT

Anthony E. Malkin	Chairman, President and Chief Executive Officer
Christina Chiu	Executive Vice President and Chief Financial Officer
Thomas P. Durels	Executive Vice President, Real Estate
Thomas N. Keltner, Jr.	Executive Vice President and General Counsel

COMPANY INFORMATION

Corporate Headquarters	Investor Relations	New York Stock Exchange
111 West 33rd Street, 12th Floor	IR@esrtreit.com	Trading Symbol: ESRT
New York, NY 10120
www.esrtreit.com
(212) 850-2600

RESEARCH COVERAGE

Bank of America Merrill Lynch	Camille Bonnel	(416	) 369-2140	camille.bonnel@bofa.com
BMO Capital Markets Corp.	John Kim	(212	) 885-4115	jp.kim@bmo.com
BTIG	Thomas Catherwood	(212	) 738-6140	tcatherwood@btig.com
Citi	Michael Griffin	(212	) 816-5871	michael.a.griffin@citi.com
Evercore ISI	Steve Sakwa	(212	) 446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	Daniel Ismail	(949	) 640-8780	dismail@greenstreetadvisors.com
KeyBanc Capital Markets	Todd Thomas	(917	) 368-2286	tthomas@key.com
Wells Fargo Securities, LLC	Blaine Heck	(443	) 263-6529	blaine.heck@wellsfargo.com
Wolfe Research	Andrew Rosivach	(646	) 582-9251	arosivach@wolferesearch.com

Third Quarter 2022 Highlights (unaudited and dollars in thousands, except per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Portfolio Metrics:
Number of office and retail properties	19	19	20	20	20
Total rentable square footage	9,882,226	9,885,707	10,150,384	10,128,335	10,129,201
Percent occupied (1)	84.2%	84.3%	83.0%	82.4%	83.5%
Percent leased (2)	88.5%	87.8%	87.0%	85.7%	86.5%
Portfolio Same Store Cash Net Operating Income (NOI):
Manhattan office portfolio	$57,257	$80,367	$63,799	$62,125	$71,160
Greater New York office portfolio	5,813	6,964	7,141	7,177	7,899
Standalone retail portfolio	1,315	1,932	2,272	2,054	1,866
Observatory	24,535	19,592	7,026	10,736	6,426

Total Portfolio Same Store NOI	$88,920	$108,855	$80,238	$82,092	$87,351

Multifamily Metrics:
Number of multifamily properties	2	2	2	2	—
Total number of units	625	625	625	625	—
Percent occupied	98.4%	98.4%	97.6%	1	—
Observatory Metrics:
Number of visitors (3)	687,000	573,000	269,000	360,000	255,000
Change in visitors year over year	169.4%	253.7%	427.5%	554.5%	750.0%
Ratios at ESRT pro-rata share: (4)
Debt to Total Market Capitalization (5)	54.8%	53.0%	44.8%	47.2%	42.2%
Net Debt to Total Market Capitalization (5)	50.2%	48.7%	39.8%	42.2%	34.7%
Debt and Perpetual Preferred Units to Total Market Capitalization (5)	57.0%	55.1%	46.5%	49.0%	43.9%
Net Debt and Perpetual Preferred Units to Total Market Capitalization (5)	52.6%	51.0%	41.6%	44.2%	36.7%
Debt to Adjusted EBITDA (6)	6.7x	6.9x	7.7x	8.2x	7.7x
Net Debt to Adjusted EBITDA (6)	5.6x	5.8x	6.3x	6.5x	5.6x
Interest Coverage Ratio	3.7x	5.1x	3.6x	3.9x	4.0x
Core FFO Payout Ratio (7)	17%	12%	20%	18%	18%
Core FAD Payout Ratio (8)	51%	23%	161%	36%	26%
Core FFO per share - diluted	$0.21	$0.29	$0.18	$0.18	$0.20
Diluted weighted average shares	267,121,000	270,085,000	273,759,000	276,207,000	277,716,000
Class A common stock price at quarter end	$6.56	$7.03	$9.82	$8.90	$10.03
Average closing price	$7.42	$8.12	$9.41	$9.87	$10.79
Dividends declared and paid per share	$0.035	$0.035	$0.035	$0.035	$0.04
Dividends per share - annualized	$0.14	$0.14	$0.14	$0.14	$0.14
Dividend yield (9)	2.1%	2.0%	1.4%	1.6%	1.4%
Series 2013 Private Perpetual Preferred Units outstanding ($16.62 liquidation value)	1,560,360	1,560,360	1,560,360	1,560,360	1,560,360
Series 2019 Private Perpetual Preferred Units outstanding ($13.52 liquidation value)	4,664,038	4,664,038	4,664,038	4,664,038	4,664,038
Class A common stock	160,576,042	162,689,535	168,731,507	169,221,263	172,293,081
Class B common stock	993,332	994,252	994,837	995,751	999,220
Operating partnership units	110,959,627	111,420,579	111,791,527	110,996,807	111,812,211

Total common stock and operating partnership units outstanding (10)	272,529,001	275,104,366	281,517,871	281,213,821	285,104,512

Notes:

(1)	Based on leases signed and commenced as of end of period.
(2)	Represents occupancy and includes signed leases not commenced.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	Ratios are calculated including ESRT’s pro-rata 90% share of debt, interest, EBITDA and FFO at its joint venture properties.
(5)

Market capitalization represents the sum of (i) Company’s common stock per share price as of September 30, 2022 multiplied by the total outstanding number of shares of common stock and operating partnership units as of September 30, 2022; (ii) the number of Series 2014 perpetual preferred units at September 30, 2022 multiplied by $16.62, (iii) the number of Series 2019 perpetual preferred units at September 30, 2022 multiplied by $13.52, and (iv) our outstanding indebtedness as of September 30, 2022.

(6)	Calculated based on trailing 12 months Adjusted EBITDA.
(7)	Represents the amount of Core FFO paid out in distributions.
(8)	Represents the amount of Core FAD paid out in distributions.
(9)	Based on the closing price per share of Class A common stock on September 30, 2022.
(10)	Represents fully diluted common stock and operating partnership units as it includes unvested restricted stock and unvested LTIP units.

Third Quarter 2022 Property Summary -Same Store Net Operating Income (“NOI”) by Quarter (unaudited and dollars in thousands)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Same Store Total Portfolio (1)
Revenues	$143,478	$143,759	$140,458	$142,053	$139,545
Operating expenses	(73,439)	(66,289)	(67,242)	(63,697)	(64,540)

Same store property NOI	70,039	77,470	73,216	78,356	75,005
Straight-line rent	(7,278)	(8,470)	(2,595)	(8,959)	(3,114)
Above/below-market rent revenue amortization	(333)	(554)	(540)	(280)	(4,244)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total same store property cash NOI - excluding lease termination fees	$64,385	$70,404	$72,039	$71,075	$69,604

Percent change over prior year	(7.5)%	(7.1)%	0.9%	(4.5)%	(6.4)%

Property cash NOI	$64,385	$70,404	$72,039	$71,075	$69,604
Observatory cash NOI	24,535	19,592	7,026	10,736	6,426
Lease termination fees	—	18,859	1,173	281	11,321

Total portfolio same store cash NOI	$88,920	$108,855	$80,238	$82,092	$87,351

Same Store Manhattan Office Portfolio (2)
Revenues	$125,136	$125,405	$122,017	$124,053	$120,636
Operating expenses	(64,220)	(57,403)	(58,471)	(55,256)	(56,058)

Same store property NOI	60,916	68,002	63,546	68,797	64,578
Straight-line rent	(5,283)	(7,898)	(2,338)	(8,401)	(2,259)
Above/below-market rent revenue amortization	(333)	(554)	(540)	(280)	(4,244)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total same store property cash NOI - excluding lease termination fees	57,257	61,508	62,626	62,074	60,032
Lease termination fees	—	18,859	1,173	51	11,128

Total same store property cash NOI	$57,257	$80,367	$63,799	$62,125	$71,160

Same Store Greater New York Metropolitan Area Office Portfolio
Revenues	$14,443	$14,743	$14,508	$14,375	$15,619
Operating expenses	(7,588)	(7,283)	(7,132)	(6,893)	(6,862)

Same store property NOI	6,855	7,460	7,376	7,482	8,757
Straight-line rent	(1,042)	(496)	(235)	(535)	(1,051)
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	5,813	6,964	7,141	6,947	7,706
Lease termination fees	—	—	—	230	193

Total same store property cash NOI	$5,813	$6,964	$7,141	$7,177	$7,899

Same Store Standalone Retail Portfolio
Revenues	$3,899	$3,611	$3,933	$3,625	$3,290
Operating expenses	(1,631)	(1,603)	(1,639)	(1,548)	(1,620)

Same store property NOI	2,268	2,008	2,294	2,077	1,670
Straight-line rent	(953)	(76)	(22)	(23)	196
Above/below-market rent revenue amortization	—	—	—	—	—
Below-market ground lease amortization	—	—	—	—	—

Total same store property cash NOI - excluding lease termination fees	1,315	1,932	2,272	2,054	1,866
Lease termination fees	—	—	—	—	—

Total same store property cash NOI	$1,315	$1,932	$2,272	$2,054	$1,866

Notes:

(1)	Excludes multifamily properties acquired in late December 2021 and 383 Main Avenue, Norwalk CT, which was disposed of in April 2022.
(2)	Includes 497,235 rentable square feet of retail space in the Company’s nine Manhattan office properties.

Third Quarter 2022 Same Store Net Operating Income (“NOI”), Initial Cash Rent Contributing to Cash NOI (unaudited and dollars in thousands)

	Three Months Ended
Reconciliation of Net Income to Cash NOI and Same Store Cash NOI	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Net income (loss)	$10,118	$48,695	$(17,221)	$(4,074)	$(10,183)
Add:
General and administrative expenses	15,725	15,876	13,686	13,578	14,427
Depreciation and amortization	46,984	58,304	67,106	46,467	65,794
Interest expense	25,516	25,042	25,014	23,841	23,577
Income tax expense (benefit)	1,457	363	(1,596)	1,537	20
Impairment charge	—	—	—	7,723	—
Less:
Gain on disposition of property	—	(27,170)	—	—	—
Third-party management and other fees	(389)	(326)	(310)	(302)	(314)
Interest income	(1,564)	(431)	(149)	(207)	(211)

Net operating income	97,847	120,353	86,530	88,563	93,110
Straight-line rent	(7,341)	(8,597)	(2,595)	(7,881)	(3,087)
Above/below-market rent revenue amortization	(677)	(1,675)	(1,784)	(280)	(4,244)
Below-market ground lease amortization	1,957	1,958	1,958	1,958	1,957

Total cash NOI—including observatory and lease termination income	91,786	112,039	84,109	82,360	87,736
Less cash NOI from non-Same Store properties	(2,866)	(3,184)	(3,871)	(268)	(385)

Total Same Store cash NOI—including observatory and lease termination income	88,920	108,855	80,238	82,092	87,351
Less: observatory NOI	(24,535)	(19,592)	(7,026)	(10,736)	(6,426)
Less: Lease termination income	—	(18,859)	(1,173)	(281)	(11,321)

Total Same Store cash NOI—excluding observatory and lease termination income	$64,385	$70,404	$72,039	$71,075	$69,604

Initial Cash Rent Contributing to Cash NOI in the Following Years From Burn-off of Free Rent and Signed Leases not Commenced

Expected Cash Commencement	Square Feet	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
			2022	2023	2024	2025	2026
Fourth quarter 2022	182,593	$12,401	$1,464	$12,401	$12,362	$12,073	$11,941
First quarter 2023	107,674	5,243	—	4,739	5,243	5,243	5,243
Second quarter 2023	175,510	9,386	—	6,440	9,386	9,386	9,386
Third quarter 2023	301,848	16,078	—	6,040	16,078	16,078	16,078
Fourth quarter 2023	61,204	5,283	—	918	5,283	5,283	5,283
First quarter 2024	209,622	14,181	—	—	12,936	14,181	14,181
Second Quarter 2024	64,206	4,509	—	—	3,014	4,509	4,509
Third quarter 2024	24,536	1,472	—	—	710	1,472	1,472
Fourth quarter 2024	—	—	—	—	—	—	—
First quarter 2025	50,875	3,510	—	—	—	3,034	3,150

	1,178,068	$72,063	$1,464	$30,538	$65,012	$71,259	$71,243

3Q 2022	Incremental Annual Cash Rent (1)	Initial Annual Cash Rent	Initial Cash Rent Contributing to Cash NOI in the Following Years
			2022	2023	2024	2025	2026
Commenced leases in free rent period	$27,155	$34,250	$1,374	$24,070	$34,211	$33,922	$33,790
Signed leases not commenced	29,746	37,813	90	6,468	30,801	37,337	37,453

	$56,901	$72,063	$1,464	$30,538	$65,012	$71,259	$71,243

Notes:

(1)	Reflects initial annual cash rent less annual cash rent from existing tenant in the space.

Third Quarter 2022 Property Summary - Leasing Activity by Quarter (unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Total Office and Retail Portfolio
Total leases executed	34	37	44	34	34
Weighted average lease term	7.9 years	10 years	8.7 years	11.2 years	6.9 years
Average free rent period	8.7 months	8.2 months	8.4 months	11.4 months	6.3 months
Office
Total square footage executed	294,016	316,949	317,633	368,854	264,132
Average starting cash rent psf—leases executed	$52.35	$60.28	$54.75	$56.88	$53.39
Previously escalated cash rents psf	$49.67	$58.25	$53.35	$56.04	$53.25
Percentage of new cash rent over previously escalated rents	5.0%	3.5%	2.6%	1.5%	0.3%
Retail
Total square footage executed	41,366	3,276	1,013	6,066	3,923
Average starting cash rent psf—leases executed	$137.72	$115.08	$120.81	$256.52	$99.97
Previously escalated cash rents psf	$153.81	$115.54	$126.33	$239.07	$179.25
Percentage of new cash rent over previously escalated rents	(10.5%)	(0.4%)	(4.4%)	7.3%	(44.2%)
Total Office and Retail Portfolio
Total square footage executed	335,382	320,225	318,646	374,920	268,055
Average starting cash rent psf—leases executed	$63.01	$60.86	$54.96	$60.17	$54.11
Previously escalated cash rents psf	$62.84	$58.86	$53.59	$59.05	$55.18
Percentage of new cash rent over previously escalated rents	0.3%	3.4%	2.6%	1.9%	(2.0%)
Leasing commission costs per square foot	$19.04	$24.44	$19.75	$26.34	$15.82
Tenant improvement costs per square foot	53.67	57.43	66.05	77.86	61.16

Total LC and TI per square foot (1)	$72.71	$81.87	$85.80	$104.20	$76.98

Occupancy	84.2%	84.3%	83.0%	82.4%	83.5%
Manhattan Office Portfolio
Total leases executed	21	27	29	24	21
Office—New Leases
Total square footage executed	94,467	159,970	215,560	257,693	139,620
Average starting cash rent psf—leases executed	$59.97	$67.84	$59.80	$60.25	$57.86
Previously escalated cash rents psf	$48.52	$62.70	$57.79	$57.97	$57.23
Percentage of new cash rent over previously escalated rents	23.6%	8.2%	3.5%	3.9%	1.1%
Office—Renewal Leases
Total square footage executed	84,867	99,690	40,616	35,784	72,681
Average starting cash rent psf—leases executed	$57.97	$58.43	$55.99	$61.67	$54.73
Previously escalated cash rents psf	$59.37	$58.28	$54.00	$63.61	$54.26
Percentage of new cash rent over previously escalated rents	(2.3%)	0.3%	3.7%	(3.0%)	0.9%
Total Manhattan Office Portfolio
Total square footage executed	179,334	259,660	256,176	293,477	212,301
Average starting cash rent psf—leases executed	$59.02	$64.23	$59.19	$60.43	$56.79
Previously escalated cash rents psf	$53.65	$61.00	$57.19	$58.66	$56.21
Percentage of new cash rent over previously escalated rents	10.0%	5.3%	3.5%	3.0%	1.0%
Leasing commission costs per square foot	$12.53	$27.58	$22.24	$28.30	$17.10
Tenant improvement costs per square foot	47.13	63.26	68.52	89.19	60.50

Total LC and TI per square foot (1)	$59.66	$90.84	$90.76	$117.50	$77.60

Occupancy	84.7%	84.0%	83.9%	83.9%	84.5%

Third Quarter 2022 Property Summary - Leasing Activity by Quarter - (Continued) (unaudited)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Greater New York Metropolitan Area Office Portfolio
Total leases executed	6	7	13	6	10
Total square footage executed	114,682	57,289	61,457	75,377	51,831
Average starting cash rent psf—leases executed	$41.56	$38.28	$33.45	$41.93	$35.00
Previously escalated cash rents psf	$43.75	$42.91	$34.92	$44.99	$37.19
Percentage of new cash rent over previously escalated rents	(5.0%)	(10.8%)	(4.2%)	(6.8%)	(5.9%)
Leasing commission costs per square foot	$12.89	$10.96	$9.13	$13.10	$9.26
Tenant improvement costs per square foot	61.75	34.32	56.86	29.45	64.91

Total LC and TI per square foot (1)	$74.64	$45.28	$65.99	$42.55	$74.17

Occupancy	80.7%	82.2%	76.2%	76.6%	79.8%
Retail Portfolio
Total leases executed	7	3	2	4	3
Total square footage executed	41,366	3,276	1,013	6,066	3,923
Average starting cash rent psf—leases executed	$137.72	$115.08	$120.81	$256.52	$99.97
Previously escalated cash rents psf	$153.81	$115.54	$126.33	$2,399.07	$179.25
Percentage of new cash rent over previously escalated rents	(10.5%)	(0.4%)	(4.4%)	7.3%	(44.2%)
Leasing commission costs per square foot	$64.33	$10.93	$35.14	$96.11	$32.89
Tenant improvement costs per square foot	59.57	—	—	130.80	47.90

Total LC and TI per square foot (1)	$123.90	$10.93	$35.31	$226.91	$80.79

Occupancy	86.4%	92.0%	90.9%	81.8%	83.0%
Multifamily Portfolio
Percent occupied	98.4%	98.4%	97.6%	1	—
Total number of units	625	625	625	625	—

Notes:

(1)

Presents all tenant improvement and leasing commission costs as if they were incurred in the period in which the lease was signed, which may be different than the period in which they were actually paid.

Third Quarter 2022 Property Detail (unaudited)

Property Name	Location or Sub-Market	Rentable Square Feet (1)	Percent Occupied (2)	Percent Leased (3)	Annualized Rent (4)	Annualized Rent per Occupied Square Foot (5)	Number of Leases (6)
Manhattan Office Properties—Office
The Empire State Building (7)	Penn Station -Times Sq. South	2,715,388	83.1%	85.4%	$139,672,633	$61.89	147
One Grand Central Place	Grand Central	1,245,902	84.9%	91.3%	63,877,921	60.41	158
1400 Broadway (8)	Penn Station -Times Sq. South	916,579	86.1%	100.0%	43,482,209	55.07	20
111 West 33rd Street (9)	Penn Station -Times Sq. South	641,036	96.2%	96.2%	39,374,955	63.86	22
250 West 57th Street	Columbus Circle—West Side	466,642	82.6%	86.0%	23,871,379	61.94	32
501 Seventh Avenue	Penn Station -Times Sq. South	461,367	84.7%	91.2%	19,622,582	50.21	23
1359 Broadway	Penn Station -Times Sq. South	457,435	76.4%	81.7%	20,899,595	59.77	29
1350 Broadway (10)	Penn Station -Times Sq. South	371,848	80.1%	86.0%	17,822,072	59.87	52
1333 Broadway	Penn Station -Times Sq. South	296,360	90.0%	90.0%	15,621,885	58.55	14

Manhattan Office Properties—Office		7,572,557	84.7%	89.4%	384,245,231	59.94	497
Greater New York Metropolitan Area Office Properties
First Stamford Place (11)	Stamford, CT	776,348	76.7%	77.2%	25,427,907	42.69	43
Metro Center	Stamford, CT	284,464	84.3%	87.1%	13,708,578	57.15	20
500 Mamaroneck Avenue	Harrison, NY	286,335	90.4%	92.4%	7,651,048	29.57	34
10 Bank Street	White Plains, NY	233,585	77.7%	84.3%	6,598,982	36.38	28

Sub-Total/Weighted Average Greater New York Metropolitan Area Office Properties		1,580,732	80.7%	82.8%	53,386,515	41.85	125

Manhattan Office Properties—Retail
The Empire State Building	Penn Station -Times Sq. South	91,554	76.6%	76.6%	6,873,568	97.96	12
One Grand Central Place	Grand Central	68,733	99.4%	99.4%	8,669,740	126.90	13
1400 Broadway (8)	Penn Station -Times Sq. South	18,618	75.1%	75.1%	1,471,265	105.24	6
112 West 34th Street (9)	Penn Station -Times Sq. South	91,280	100.0%	100.0%	23,784,242	260.56	4
250 West 57th Street	Columbus Circle—West Side	67,231	89.1%	89.1%	8,896,423	148.47	7
501 Seventh Avenue	Penn Station -Times Sq. South	34,564	73.2%	73.2%	1,609,769	63.64	6
1359 Broadway	Penn Station -Times Sq. South	27,467	68.9%	88.4%	1,059,252	55.94	4
1350 Broadway (10)	Penn Station -Times Sq. South	30,787	73.1%	77.6%	5,735,810	254.98	4
1333 Broadway	Penn Station -Times Sq. South	67,001	98.7%	98.7%	9,444,711	142.89	3

Manhattan Office Properties—Retail		497,235	87.8%	89.1%	67,544,779	154.74	59

Standalone Retail Properties
10 Union Square	Union Square	58,006	85.5%	90.9%	6,948,984	140.04	8
1542 Third Avenue	Upper East Side	56,250	100.0%	100.0%	2,652,308	47.15	4
1010 Third Avenue	Upper East Side	38,235	26.1%	100.0%	412,120	41.24	1
77 West 55th Street	Midtown	25,388	100.0%	100.0%	1,952,250	76.90	3
69-97 Main Street	Westport, CT	16,874	100.0%	100.0%	1,866,809	110.63	5
103-107 Main Street	Westport, CT	4,330	100.0%	100.0%	756,705	174.76	1

Sub-Total/Weighted Average Standalone Retail Properties		199,083	81.6%	97.3%	14,589,176	89.80	22

Multifamily Retail Properties
561 10th Avenue	Hudson Yards	28,919	94.9%	100.0%	2,395,101	87.27	2
345 East 94th Street	Upper East Side	3,700	100.0%	100.0%	247,782	66.97	1

Sub-Total/Weighted Average Multifamily Retail Properties		32,619	95.5%	100.0%	2,642,883	84.86	3

Portfolio Total		9,882,226	84.2%	88.5%	$522,408,585	$62.82	706

Total/Weighted Average Office Properties		9,153,289	84.0%	88.3%	$437,631,747	$56.94	622
Total/Weighted Average Retail Properties		728,937	86.4%	91.9%	84,776,838	134.55	84

Portfolio Total		9,882,226	84.2%	88.5%	$522,408,585	$62.82	706

Notes:

(1)

Excludes (i) 189,583 square feet of space across the Company’s portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(2)	Based on leases signed and commenced as of September 30, 2022.
(3)	Based on leases signed but not commenced as of September 30, 2022.
(4)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(5)	Represents annualized rent under leases commenced as of September 30, 2022 divided by occupied square feet.
(6)

Represents the number of leases at each property or on a portfolio basis. If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.

(7)	Includes 37,747 rentable square feet of space leased by the Company’s broadcasting tenants.
(8)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 41 years (expiring December 31, 2063).
(9)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 55 years (expiring May 31, 2077).
(10)	Denotes a ground leasehold interest in the property with a remaining term, including unilateral extension rights available to the Company, of approximately 28 years (expiring July 31, 2050).
(11)	First Stamford Place consists of three buildings.

Third Quarter 2022 Total Portfolio Expirations and Vacates Summary (unaudited and in square feet)

	Actual	Forecast (1)	Forecast (1)

	Three Months Ended		Three Months Ended
Total Office and Retail Portfolio (2)	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	Full Year 2023
Total expirations	138,355	114,496	91,706	112,126	147,241	188,713	539,786
Less: broadcasting	—	(906)	—	(309)	(472)	—	(781)

Office and retail expirations	138,355	113,590	91,706	111,817	146,769	188,713	539,005

Renewals & relocations (3)	25,318	22,994	16,088	47,277	44,954	5,845	114,164
New leases (4)	6,902	18,662	16,960	2,363	4,847	21,262	45,432
Vacates (5)	106,135	68,438	50,451	27,511	91,335	111,585	280,882
Unknown (6)	—	3,496	8,207	34,666	5,633	50,021	98,527

Total Office and Retail Portfolio expirations and vacates	138,355	113,590	91,706	111,817	146,769	188,713	539,005

Manhattan Office Portfolio
Total expirations	41,937	66,078	77,506	68,151	85,290	165,392	396,339
Less: broadcasting	—	(906)	—	(309)	(472)	—	(781)

Office expirations	41,937	65,172	77,506	67,842	84,818	165,392	395,558

Renewals & relocations (3)	8,239	19,896	12,607	7,480	15,050	5,845	40,982
New leases (4)	6,902	17,075	16,960	2,363	4,847	21,262	45,432
Vacates (5)	26,796	24,705	42,879	27,511	59,288	111,585	241,263
Unknown (6)	—	3,496	5,060	30,488	5,633	26,700	67,881

Total expirations and vacates	41,937	65,172	77,506	67,842	84,818	165,392	395,558

Greater New York Metropolitan Area Office Portfolio
Office expirations	55,601	35,439	14,200	43,063	61,951	3,072	122,286

Renewals & relocations (3)	17,079	3,098	3,481	39,797	29,904	—	73,182
New leases (4)	—	—	—	—	—	—	—
Vacates (5)	38,522	32,341	7,572	—	32,047	—	39,619
Unknown (6)	—	—	3,147	3,266	—	3,072	9,485

Total expirations and vacates	55,601	35,439	14,200	43,063	61,951	3,072	122,286

Retail Portfolio (7)
Retail expirations	40,817	12,979	—	912	—	20,249	21,161

Renewals & relocations (3)	—	—	—	—	—	—	—
New leases (4)	—	1,587	—	—	—	—	—
Vacates (5)	40,817	11,392	—	—	—	—	—
Unknown (6)	—	—	—	912	—	20,249	21,161

Total expirations and vacates	40,817	12,979	—	912	—	20,249	21,161

Notes:

(1)

These forecasts, which are subject to change, are based on management’s current expectations, including, among other things, discussions with and other information provided by tenants as well as management’s analyses of past historical trends.

(2)

Any lease on month to month or short-term will re-appear in “Actual” in each period until tenant has vacated or renewed, and thus it would be double counted if periods were cumulated. “Forecast” avoids double counting.

(3)

For forecasted periods, “Renewals & relocations” includes the following: tenants renew their existing leases in all or a portion of their current spaces; tenants which signed renewal leases for a term of less than six months and reappear in forecast periods in 2023; and tenants who move within a building or within the Company’s portfolio.

(4)

For forecasted periods, “New Leases” represents leases that have been signed with a new tenant, a subtenant who signed a direct lease or a tenant who expanded. There may be downtime between the lease expiration and the new lease commencement.

(5)

For forecasted periods, “Vacates” assumes a tenant elects not to renew at the end of their existing lease or exercises an early termination option; leases that the Company decides not to renew at the end of tenants’ existing lease due to anticipated future redevelopment or for other reasons. This also may include early lease terminations.

(6)	For forecasted periods, “Unknown” represents tenants’ whose intention is unknown.
(7)	Includes standalone and non-standalone retail.

Third Quarter 2022 Tenant Lease Expirations (unaudited)

Total Office and Retail Lease Expirations	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	1,131,681	11.5%	$—	0.0%	$—
Signed leases not commenced	37	434,236	4.4%	—	0.0%	—
3Q 2022 (4)	11	37,568	0.4%	1,758,299	0.0%	46.80
4Q 2022	27	101,710	1.0%	6,651,746	1.3%	65.40

Total 2022	38	139,278	1.4%	8,410,045	1.6%	60.38
1Q 2023	20	91,706	0.9%	5,321,293	1.0%	58.03
2Q 2023	26	112,126	1.1%	6,825,614	1.3%	60.87
3Q 2023	27	147,241	1.5%	8,788,725	1.7%	59.71
4Q 2023	22	188,713	1.9%	12,381,894	2.4%	65.61

Total 2023	95	539,786	5.5%	33,317,526	6.4%	61.72
2024	95	665,656	6.7%	38,668,850	7.4%	58.09
2025	90	531,804	5.4%	33,643,184	6.4%	63.26
2026	70	688,171	7.0%	37,743,525	7.2%	54.85
2027	95	777,703	7.9%	46,037,877	8.8%	59.20
2028	42	971,444	9.8%	49,946,822	9.6%	51.42
2029	48	982,031	9.9%	70,309,423	13.5%	71.60
2030	36	699,914	7.1%	45,153,253	8.6%	64.51
2031	21	163,543	1.7%	19,685,277	3.8%	120.37
2032	32	407,329	4.1%	28,037,171	5.4%	68.83
Thereafter	45	1,749,650	17.6%	111,455,632	21.3%	63.70

Total	744	9,882,226	100.0%	$522,408,585	100.0%	$62.82

Manhattan Office Properties (5)
Available	—	800,585	10.6%	$—	0.0%	$—
Signed leases not commenced	28	361,335	4.8%	—	0.0%	—
3Q 2022 (4)	7	15,614	0.2%	955,197	0.2%	61.18
4Q 2022	20	64,555	0.9%	3,687,637	1.0%	57.12

Total 2022	27	80,169	1.1%	4,642,834	1.2%	57.91
1Q 2023	16	77,506	1.0%	4,708,909	1.2%	60.76
2Q 2023	22	68,151	0.9%	4,811,168	1.3%	70.60
3Q 2023	19	85,290	1.1%	5,141,056	1.3%	60.28
4Q 2023	19	165,392	2.2%	10,404,812	2.7%	62.91

Total 2023	76	396,339	5.2%	25,065,945	6.5%	63.24
2024	78	590,255	7.8%	35,278,992	9.2%	59.77
2025	60	379,623	5.0%	23,937,468	6.2%	63.06
2026	49	459,487	6.1%	27,209,680	7.1%	59.22
2027	67	574,454	7.6%	32,869,459	8.6%	57.22
2028	27	839,238	11.1%	43,742,845	11.4%	52.12
2029	32	720,858	9.5%	43,105,374	11.2%	59.80
2030	20	541,339	7.1%	32,718,623	8.5%	60.44
2031	11	79,840	1.1%	5,640,056	1.5%	70.64
2032	23	355,605	4.7%	24,238,323	6.3%	68.16
Thereafter	28	1,393,430	18.3%	85,795,632	22.3%	61.57

Total Manhattan office properties	526	7,572,557	100.0%	$384,245,231	100.0%	$59.94

Third Quarter 2022 Tenant Lease Expirations (unaudited)

Greater New York Metropolitan Area Office Properties	Number of Leases Expiring (1)	Rentable Square Feet Expiring (2)	Percent of Portfolio Rentable Square Feet Expiring	Annualized Rent (3)	Percent of Annualized Rent	Annualized Rent Per Rentable Square Foot
Available	—	271,782	17.2%	$—	0.0%	$—
Signed leases not commenced	5	33,371	2.1%	—	0.0%	—
3Q 2022 (4)	3	14,517	0.9%	624,087	1.2%	42.99
4Q 2022	5	31,613	2.0%	1,371,580	2.6%	43.39

Total 2022	8	46,130	2.9%	1,995,667	3.7%	43.26
1Q 2023	4	14,200	0.9%	612,384	1.1%	43.13
2Q 2023	3	43,063	2.7%	1,954,446	3.7%	45.39
3Q 2023	7	61,951	3.9%	3,647,669	6.8%	58.88
4Q 2023	1	3,072	0.2%	112,128	0.2%	36.50

Total 2023	15	122,286	7.7%	6,326,627	11.9%	51.74
2024	10	56,567	3.6%	2,100,564	3.9%	37.13
2025	25	129,430	8.2%	5,134,320	9.6%	39.67
2026	14	157,454	10.0%	6,204,854	11.6%	39.41
2027	21	147,210	9.3%	5,679,308	10.6%	38.58
2028	11	125,219	7.9%	4,499,973	8.4%	35.94
2029	8	154,292	9.8%	6,789,155	12.7%	44.00
2030	6	88,131	5.6%	3,794,801	7.1%	43.06
2031	—	—	0.0%	—	0.0%	—
2032	2	4,718	0.3%	147,530	0.3%	31.27
Thereafter	5	244,142	15.4%	10,713,716	20.2%	43.88

Total greater New York metropolitan area office properties	130	1,580,732	100.0%	$53,386,515	100.0%	$41.85

Retail Properties
Available	—	59,314	8.1%	$—	0.0%	$—
Signed leases not commenced	4	39,530	5.4%	—	0.0%	—
3Q 2022 (4)	1	7,437	1.0%	179,015	0.2%	24.07
4Q 2022	2	5,542	0.8%	1,592,529	1.9%	287.36

Total 2022	3	12,979	1.8%	1,771,544	2.1%	136.49
1Q 2023	—	—	0.0%	—	0.0%	—
2Q 2023	1	912	0.1%	60,000	0.1%	65.79
3Q 2023	1	—	0.0%	—	0.0%	—
4Q 2023	2	20,249	2.8%	1,864,954	2.2%	92.10

Total 2023	4	21,161	2.9%	1,924,954	2.3%	90.97
2024	7	18,834	2.6%	1,289,294	1.5%	68.46
2025	5	22,751	3.1%	4,571,396	5.4%	200.93
2026	7	71,230	9.8%	4,328,991	5.1%	60.77
2027	7	56,039	7.7%	7,489,110	8.8%	133.64
2028	4	6,987	1.0%	1,704,004	2.0%	243.88
2029	8	106,881	14.7%	20,414,894	24.1%	191.01
2030	10	70,444	9.7%	8,639,829	10.2%	122.65
2031	10	83,703	11.5%	14,045,221	16.6%	167.80
2032	7	47,006	6.4%	3,651,318	4.3%	77.68
Thereafter	12	112,078	15.3%	14,946,283	17.6%	133.36

Total retail properties	88	728,937	100.0%	$84,776,838	100.0%	$134.55

Notes:

(1)	If a tenant has more than one lease, whether or not at the same property, but with different expirations, the number of leases is calculated equal to the number of leases with different expirations.
(2)

Excludes (i) 189,583 rentable square feet of space across the Company portfolio attributable to building management use and tenant amenities and (ii) 80,225 square feet of space attributable to the Company’s observatory.

(3)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(4)	Represents leases that are included in occupancy as of September 30, 2022 and expire on September 30, 2022.
(5)	Excludes (i) retail space in the Manhattan office and (ii) the Empire State Building broadcasting licenses and observatory operations.

Third Quarter 2022 20 Largest Tenants and Portfolio Tenant Diversification by Industry (unaudited)

20 Largest Tenants	Property	Lease Expiration (1)	Weighted Average Remaining Lease Term(2)	Total Occupied Square Feet (3)	Percent of Portfolio Rentable Square Feet (4)	Annualized Rent (5)	Percent of Portfolio Annualized Rent (6)
1. LinkedIn	Empire State Building	Aug. 2036	13.9 years	471,126	4.8%	$30,562,073	5.9%
2. Signature Bank	1333 & 1400 Broadway	Jul. 2030 - Apr. 2035	12.3 years	236,420	2.4%	13,867,908	2.7%
3. PVH Corp.	501 Seventh Avenue	Oct. 2028	6.1 years	237,281	2.4%	11,524,123	2.2%
4. Centric Brands Inc.	Empire State Building	Oct. 2028	6.1 years	253,019	2.6%	11,289,615	2.2%
5. Sephora	112 West 34th Street	Jan. 2029	6.3 years	11,334	0.1%	10,533,628	2.0%
6. Li & Fung	1359 Broadway, ESB	Oct. 2023 - Oct. 2028	5.1 years	173,273	1.8%	9,260,886	1.8%
7. Target	112 West 34th St., 10 Union Sq.	Mar 2037 - Jan 2038	14.9 years	81,340	0.8%	8,825,395	1.7%
8. Macy’s	111 West 33rd Street	May 2030	7.7 years	131,117	1.3%	8,382,100	1.6%
9. Coty	Empire State Bilding	Jan. 2030	7.3 years	156,187	1.6%	7,950,113	1.5%
10. Urban Outfitters	1333 Broadway	Sept. 2029	7.0 years	56,730	0.6%	7,771,138	1.5%
11. Federal Deposit Insurance Corp.	Empire State Building	Dec. 2024	2.3 years	119,226	1.2%	7,567,274	1.4%
12. Footlocker	112 West 34th Street	Sept. 2031	9.0 years	34,192	0.3%	7,062,390	1.4%
13. HNTB Corporation	Empire State Building	Feb. 2029	6.4 years	105,143	1.1%	6,982,050	1.3%
14. Shutterstock	Empire State Building	Apr. 2029	6.6 years	104,386	1.1%	6,087,598	1.2%
15. Fragomen	1400 Broadway	Feb. 2035	12.4 years	107,680	1.1%	5,922,400	1.1%
16. The Michael J. Fox Foundation	111 West 33rd Street	Nov. 2029	7.2 years	86,492	0.9%	5,786,707	1.1%
17. ASCAP	250 West 57th Street	Aug. 2034	11.9 years	87,943	0.9%	5,344,751	1.0%
18. Duane Reade	ESB, 1350 Broadway	May 2025 - Sept. 2027	3.8 years	39,142	0.4%	4,859,980	0.9%
19. The Interpublic Group of Co’s, Inc.	111 West 33rd St & 1400 B’Way	Jul. 2024 - Feb. 2025	2.1 years	77,364	0.8%	4,744,134	0.9%
20. The TJX Companies	250 West 57th Street	Nov. 2030	8.2 years	46,644	0.5%	4,563,898	0.9%

Total				2,616,039	26.7%	$178,888,161	34.3%

Notes:

(1)	Expiration dates are per lease and do not assume exercise of renewal or extension options. For tenants with more than two leases, the lease expiration is shown as a range.
(2)	Represents the weighted average lease term based on annualized rent.
(3)	Based on leases signed and commenced as of September 30, 2022.
(4)	Represents the percentage of rentable square feet of the Company’s office and retail portfolios in the aggregate.
(5)	Represents annualized base rent and current reimbursement for operating expenses and real estate taxes.
(6)	Represents the percentage of annualized rent of the Company’s office and retail portfolios in the aggregate.

Portfolio Tenant Diversification by Industry (based on annualized rent)

Third Quarter 2022 Capital Expenditures and Redevelopment Program and Leasing Opportunity (unaudited and dollars in thousands)

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Capital expenditures (1)	2022	2022	2022	2021	2021
Tenant improvements—first generation	$1,493	$3,502	$4,096	$3,007	$3,149
Tenant improvements—second generation	20,329	23,163	24,457	13,000	10,364
Leasing commissions—second generation	10,182	5,043	15,051	3,950	4,110
Building improvements—first generation	868	1,992	1,966	612	775
Building improvements—second generation	7,986	7,248	7,640	7,874	4,767

Total	$40,858	$40,948	$53,210	$28,443	$23,165

Leasing Opportunity—Inventory of Current Vacant Space as of September 30, 2022 (in square feet)(2) (3)
Total Portfolio vacant space					1,566,000

Signed leases not commenced (“SLNC”):
Manhattan Office Properties SLNC					361,000
Greater New York Office Properties SLNC					33,000
Retail Properties SLNC					40,000
Redeveloped Manhattan Office space					654,000
Greater New York Office Properties space					272,000
Retail Properties space					59,000
Undeveloped Manhattan Office space					44,000
Space held off market					57,000
Other					46,000

Total					1,566,000

Notes:

(1)	Excludes multifamily properties.
(2)	These estimates are based on the Company’s current budgets and are subject to change.
(3)

Redevelopment program is for the Manhattan office assets only. Square footage based on market measurement. Developed space includes space that has been demolished and completed asbestos abatement and available for lease up or ready to be prebuilt. Permanent building use spaces, amenity spaces and broadcasting spaces are excluded.

Third Quarter 2022 Observatory Summary (unaudited and dollars in thousands)

		Three Months Ended
Observatory NOI	Twelve Months to Date	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Observatory revenue (1)	$91,376	$33,051	$27,368	$13,241	$17,716	$12,796
Observatory expenses	29,487	8,516	7,776	6,215	6,980	6,370

NOI	61,889	24,535	19,592	7,026	10,736	6,426
Intercompany rent expense (2)	53,943	19,072	17,109	10,620	7,142	5,310

NOI after intercompany rent	$7,946	$5,463	$2,483	$(3,594)	$3,594	$1,116

Observatory Metrics
Number of visitors (3)		687,000	573,000	269,000	360,000	255,000
Change in visitors year over year		169.4%	253.7%	427.5%	554.5%	750.0%
Number of bad weather days (“BWD”) (4)		7	19	17	7	18

Notes:

(1)

Observatory revenues include the fixed license fee received from WDFG North America, the observatory gift shop operator. For the three months ended September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021, the fixed license fee was $1,200, $1,200, $1,200, $750 and $750, respectively.

(2)	The observatory pays a market-based rent payment comprised of fixed and percentage rent to the Empire State Building. Intercompany rent is eliminated upon consolidation.
(3)	Reflects the number of visitors who pass through the turnstile, excluding visitors who make a second visit on the same ticket at no additional charge.
(4)	The Company defines a bad weather day as one in which the top of the Empire State Building is obscured from view for more than 50% of the day.

Annual Observatory Revenues 2017 to 9-30-2022 YTD

Notes:

(1)	The 102nd floor observatory was closed for approximately nine months in 2019 for renovations.
(2)	Due to the COVID-19 pandemic, the observatory was closed on March 16, 2020. The 86th floor observatory reopened on July 20, 2020 and the 102nd floor observatory reopened on August 24, 2020.
(3)	The observatory continued to experience a gradual recovery in visitors due to the COVID-19 pandemic.

Third Quarter 2022 Condensed Consolidated Balance Sheets (unaudited and dollars in thousands)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Assets
Commercial real estate properties, at cost:
Land	$334,598	$334,598	$336,278	$336,278	$201,196
Development costs	8,162	8,162	8,162	8,131	8,007
Building and improvements	3,194,787	3,193,137	3,190,927	3,156,508	2,978,531

	3,537,547	3,535,897	3,535,367	3,500,917	3,187,734
Less: accumulated depreciation	(1,159,364)	(1,137,231)	(1,124,090)	(1,072,938)	(1,055,731)

Commercial real estate properties, net	2,378,183	2,398,666	2,411,277	2,427,979	2,132,003
Cash and cash equivalents	387,248	359,424	429,716	423,695	582,188
Restricted cash	52,567	53,335	52,951	50,943	38,779
Tenant and other receivables	30,547	43,672	17,800	18,647	21,664
Deferred rent receivables	239,750	233,194	226,565	224,922	228,394
Prepaid expenses and other assets	72,905	82,256	52,152	76,549	60,522
Deferred costs, net	188,706	193,436	197,602	202,437	189,327
Acquired below-market ground leases, net	331,030	332,988	334,946	336,904	338,862
Right of use assets	28,725	28,781	28,842	28,892	28,945
Goodwill	491,479	491,479	491,479	491,479	491,479

Total assets	$4,201,140	$4,217,231	$4,243,330	$4,282,447	$4,112,163

Liabilities and Equity
Mortgage notes payable, net	$915,202	$916,657	$947,479	$948,769	$773,925
Senior unsecured notes, net	973,607	973,555	973,426	973,373	973,320
Unsecured term loan facility, net	388,645	388,507	388,365	388,223	388,095
Unsecured revolving credit facility, net	—	—	—	—	—
Accounts payable and accrued expenses	94,436	113,837	108,077	120,810	94,216
Acquired below-market leases, net	18,897	20,178	22,459	24,941	23,512
Ground lease liabilities	28,725	28,781	28,842	28,892	28,945
Deferred revenue and other liabilities	80,249	80,008	84,380	84,358	90,427
Tenants’ security deposits	27,550	29,615	28,270	28,749	26,042

Total liabilities	2,527,311	2,551,138	2,581,298	2,598,115	2,398,482
Total equity	1,673,829	1,666,093	1,662,032	1,684,332	1,713,681

Total liabilities and equity	$4,201,140	$4,217,231	$4,243,330	$4,282,447	$4,112,163

Third Quarter 2022 Condensed Consolidated Statements of Operations (unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Revenues
Rental revenue (1)	$148,290	$149,339	$147,514	$139,104	$139,558
Observatory revenue	33,051	27,368	13,241	17,716	12,796
Lease termination fees	—	18,859	1,173	281	11,321
Third party management and other fees	389	326	310	302	314
Other revenue and fees	1,982	2,130	1,796	2,931	1,059

Total revenues	183,712	198,022	164,034	160,334	165,048
Operating expenses
Property operating expenses	42,798	37,433	38,644	34,557	33,357
Ground rent expenses	2,331	2,332	2,331	2,332	2,331
General and administrative expenses	15,725	15,876	13,686	13,578	14,427
Observatory expenses	8,516	7,776	6,215	6,980	6,370
Real estate taxes	31,831	29,802	30,004	27,600	29,566
Impairment charge	—	—	—	7,723	—
Depreciation and amortization	46,984	58,304	67,106	46,467	65,794

Total operating expenses	148,185	151,523	157,986	139,237	151,845

Total operating income	35,527	46,499	6,048	21,097	13,203
Other income (expense)
Interest income	1,564	431	149	207	211
Interest expense	(25,516)	(25,042)	(25,014)	(23,841)	(23,577)
Gain on disposition of property	—	27,170	—	—	—

Income (loss) before income taxes	11,575	49,058	(18,817)	(2,537)	(10,163)
Income tax (expense) benefit	(1,457)	(363)	1,596	(1,537)	(20)

Net income (loss)	10,118	48,695	(17,221)	(4,074)	(10,183)
Net (income) loss attributable to noncontrolling interests:
Non-controlling interests in the Operating Partnership	(3,560)	(18,224)	6,919	1,936	4,256
Non-controlling interests in other partnerships	49	159	63	—	—
Private perpetual preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)

Net income (loss) attributable to common stockholders	$5,557	$29,579	$(11,289)	$(3,188)	$(6,977)

Weighted average common shares outstanding
Basic	162,165	167,118	169,731	172,818	172,494

Diluted	267,121	270,085	273,759	276,207	277,716

Earnings per share attributable to common stockholders
Basic and diluted	$0.03	$0.18	$(0.07)	$(0.02)	$(0.04)

Dividends per share	$0.035	$0.035	$0.035	$0.035	$0.035

Note:

(1)	The following table reflects the components of rental revenue.

	Three Months Ended
Rental Revenue	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Base rent	$131,981	$135,191	$133,689	$126,393	$125,455
Billed tenant expense reimbursement	16,309	14,148	13,825	12,711	14,103

Total rental revenue	$148,290	$149,339	$147,514	$139,104	$139,558

The preceding table of the components of rental revenue is not, and is not intended to be, a presentation in accordance with GAAP. The Company believes this information is frequently used by management, investors, securities analysts and other interested parties to evaluate the Company’s performance.

Third Quarter 2022

Funds from Operations (“FFO”), Modified Funds From Operations (“Modified  FFO”), Core Funds

from Operations (“Core FFO”), Core Funds Available for Distribution (“Core  FAD”) and EBITDA

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021
Reconciliation of Net Income to FFO, Modified FFO and Core FFO
Net Income (loss)	$10,118	$48,695	$(17,221)	$(4,074)	$(10,183)
Non-controlling interests in other partnerships	49	159	63	—	—
Preferred unit distributions	(1,050)	(1,051)	(1,050)	(1,050)	(1,050)
Real estate depreciation and amortization	45,461	56,571	65,414	45,211	64,565
Gain on disposition of property	—	(27,170)	—	—	—

FFO attributable to common stockholders and the Operating Partnership	54,578	77,204	47,206	47,810	53,332
Amortization of below-market ground lease	1,957	1,958	1,958	1,958	1,957

Modified FFO attributable to common stockholders and the Operating Partnership	56,535	79,162	49,164	49,768	55,289

Core FFO attributable to common stockholders and the Operating Partnership	$56,535	$79,162	$49,164	$49,768	$55,289

Total weighted average shares and Operating Partnership units
Basic	266,035	270,078	273,759	276,207	277,716

Diluted	267,121	270,085	273,759	276,207	277,716

FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.21	$0.29	$0.17	$0.17	$0.19

Diluted	$0.20	$0.29	$0.17	$0.17	$0.19

Modified FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.21	$0.29	$0.18	$0.18	$0.20

Diluted	$0.21	$0.29	$0.18	$0.18	$0.20

Core FFO attributable to common stockholders and the Operating Partnership per share and unit
Basic	$0.21	$0.29	$0.18	$0.18	$0.20

Diluted	$0.21	$0.29	$0.18	$0.18	$0.20

Reconciliation of Core FFO to Core FAD
Core FFO	$56,535	$79,162	$49,164	$49,768	$55,289
Add:
Amortization of deferred financing costs	1,156	1,270	1,421	1,136	1,051
Non-real estate depreciation and amortization	1,303	1,285	1,264	1,257	1,229
Amortization of non-cash compensation expense	5,374	5,765	4,460	4,843	5,378
Amortization of loss on interest rate derivative	1,524	1,528	1,529	1,529	1,529
Deduct:
Straight-line rental revenues	(7,341)	(8,597)	(2,595)	(7,881)	(3,087)
Above/below-market rent revenue amortization	(677)	(1,675)	(1,784)	(280)	(4,244)
Corporate capital expenditures	(242)	(302)	(241)	(183)	(228)
Tenant improvements - second generation	(20,329)	(23,163)	(24,457)	(13,000)	(10,364)
Building improvements - second generation	(7,986)	(7,248)	(7,640)	(7,874)	(4,767)
Leasing commissions - second generation	(10,182)	(5,043)	(15,051)	(3,950)	(4,110)

Core FAD	$19,135	$42,982	$6,070	$25,365	$37,676

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
Net income (loss)	$10,118	$48,695	$(17,221)	$(4,074)	$(10,183)
Interest expense	25,516	25,042	25,014	23,841	23,577
Income tax expense (benefit)	1,457	363	(1,596)	1,537	20
Depreciation and amortization	46,984	58,304	67,106	46,467	65,794

EBITDA	84,075	132,404	73,303	67,771	79,208
Impairment charge	—	—	—	7,723	—
Gain on disposal of property	—	(27,170)

Adjusted EBITDA	$84,075	$105,234	$73,303	$75,494	$79,208

Third Quarter 2022 Debt Summary (unaudited and dollars in thousands)

	September 30, 2022				June 30, 2022
Debt Summary	Balance	ESRT Pro-rata Share	Weighted Average		Balance	ESRT Pro-rata Share	Weighted Average
			Interest Rate	Maturity (Years)			Interest Rate	Maturity (Years)
Fixed rate mortgage debt	$933,088	$914,696	3.78%	7.3	$935,131	$916,687	3.78%	7.6
Senior unsecured notes	975,000	975,000	4.05%	7.4	975,000	975,000	4.10%	7.7
Unsecured term loan facilities (1)	390,000	390,000	3.93%	3.3	265,000	265,000	3.40%	3.1

Total fixed rate debt	2,298,088	2,279,696	3.94%	6.7	2,175,131	2,156,687	3.89%	7.1
Unsecured term loan facilities (2)	—	—	—	—	125,000	125,000	1.95%	4.5
Unsecured revolving credit facilities	—	—	—	2.6	—	—	—	2.8

Total variable rate debt	—	—	0.00%	2.6	125,000	125,000	1.95%	4.0

Total debt	2,298,088	2,279,696	3.94%	6.7	2,300,131	2,281,687	3.89%	6.9

Deferred financing costs, net	(12,694)				(13,277)
Debt discount	(7,940)				(8,135)

Total	$2,277,454				$2,278,719

Available Capacity					Facility	Outstanding at September 30, 2022	Letters of Credit	Available Capacity
Unsecured revolving credit facility (3)					$850,000	$—	$—	$850,000

Covenant Summary						Required	Current Quarter	In Compliance
Maximum Total Leverage(4)						< 60%	39.0%	Yes
Maximum Secured Leverage (4)						< 40%	15.6%	Yes
Minimum Fixed Charge Coverage						> 1.50x	2.6x	Yes
Minimum Unencumbered Interest Coverage						> 1.75x	4.7x	Yes
Maximum Unsecured Leverage (4)						< 60%	28.5%	Yes

Notes:

(1)	SOFR is fixed at 2.562% for $175 million and 2.626% for $215 million under variable to fixed interest rate swap agreements, through debt maturity
(2)	As of September 30, 2022, each of our unsecured term loan facilities are fixed under variable to fixed interest rate swap agreements
(3)

The unsecured revolving credit and term loan facilities have an accordion feature allowing for an increase in maximum aggregate principal balance to $1.5 billion under certain circumstances. This unsecured revolving credit facility matures in March 2025 with two additional six-month extension options.

(4)	Represents the ratio of total indebtedness to total asset value as determined in accordance with the credit facility agreement

Third Quarter 2022 Debt Detail (unaudited and dollars in thousands)

	Stated	Effective
	Interest	Interest	Principal	ESRT Pro-rata Share		Maturity
	Rate (%)	Rate (%) (1)	Balance	Percent	Amount	Date	Amortization
Fixed rate mortgage debt:
Metro Center	3.59%	3.67%	$83,213	100%	$83,213	11/5/2024	30 years
10 Union Square	3.70%	3.97%	50,000	100%	50,000	4/1/2026	Interest only
1542 Third Avenue	4.29%	4.53%	30,000	100%	30,000	5/1/2027	Interest only
First Stamford Place (2)	4.28%	4.73%	179,549	100%	179,549	7/1/2027	5 years interest only; 30 years thereafter
1010 Third Avenue & 77 West 55th St.	4.01%	4.21%	36,044	100%	36,044	1/5/2028	30 years
250 West 57th Street	2.83%	3.21%	180,000	100%	180,000	12/1/2030	Interest only
10 Bank Street	4.23%	4.37%	30,364	100%	30,364	6/1/2032	25 years
1333 Broadway	4.21%	4.29%	160,000	100%	160,000	2/5/2033	Interest only
345 East 94th Street - Series A	70% of LIBOR plus 0.95%	3.56%	43,600	90%	39,240	11/1/2030	Interest only
345 East 94th Street - Series B	LIBOR plus 2.24%	3.56%	8,021	90%	7,219	11/1/2030	30 years
561 10th Avenue - Series A	70% of LIBOR plus 1.07%	3.85%	114,500	90%	103,050	11/1/2033	Interest only
561 10th Avenue - Series B	LIBOR plus 2.45%	3.85%	17,797	90%	16,017	11/1/2033	30 years

Total fixed rate mortgage debt			933,088		914,696
Unsecured term loan facility (3)	SOFR plus 1.20%	4.22%	215,000	100%	215,000	3/19/2025	Interest only
Unsecured revolving credit facility (3)	SOFR plus 1.30%	—	—	100%	—	3/31/2025	Interest only
Unsecured term loan facility (3)	SOFR plus 1.50%	4.51%	175,000	100%	175,000	12/31/2026	Interest only
Senior unsecured notes:				100%	—
Series A	3.93%	3.96%	100,000	100%	100,000	3/27/2025	Interest only
Series B	4.09%	4.12%	125,000	100%	125,000	3/27/2027	Interest only
Series C	4.18%	4.21%	125,000	100%	125,000	3/27/2030	Interest only
Series D	4.08%	4.11%	115,000	100%	115,000	1/22/2028	Interest only
Series E	4.26%	4.27%	160,000	100%	160,000	3/22/2030	Interest only
Series F	4.44%	4.45%	175,000	100%	175,000	3/22/2033	Interest only
Series G	3.61%	4.89%	100,000	100%	100,000	3/17/2032	Interest only
Series H	3.73%	5.00%	75,000	100%	75,000	3/17/2035	Interest only

Total / weighted average debt	3.94%	4.20%	2,298,088		$2,279,696

Deferred financing costs, net			(12,694)
Debt discount			(7,940)

Total			$2,277,454

Notes:

(1)	The effective interest rate is composed of the stated interest rate, deferred financing cost amortization and interest associated with variable to fixed interest rate swap agreements.
(2)	Represents a $164 million mortgage loan bearing interest at 4.09% and a $15.5 million mortgage loan bearing interest at 6.25%.
(3)	As of August 29, 2022, the benchmark index interest rate was converted from LIBOR to SOFR, plus a benchmark adjustment of 10.0 basis points.

Third Quarter 2022 Debt Maturities and Ground Lease Commitments (unaudited and dollars in thousands)

Year	Maturities (1)	Amortization	Total	ESRT Pro-rata Share	Percentage of Total Debt	Weighted Average Interest Rate of Maturing Debt
2022	$—	$2,160	$2,160	$2,124	0.1%	n/a
2023	—	9,632	9,632	9,407	0.4%	n/a
2024	77,675	9,903	87,578	87,331	3.8%	3.59%
2025	315,000	7,979	322,979	322,709	14.2%	3.86%
2026	225,000	8,491	233,491	233,196	10.2%	3.98%
2027	319,000	7,640	326,640	326,317	14.3%	4.21%
2028	146,092	4,784	150,876	150,523	6.6%	4.06%
2029	—	5,267	5,267	4,871	0.2%	n/a
2030	508,600	6,118	514,718	509,882	22.4%	3.67%
2031	—	4,707	4,707	4,379	0.2%	n/a
Thereafter	632,590	7,450	640,040	628,956	27.6%	4.06%

Total debt	$2,223,957	$74,131	2,298,088	$2,279,696	100.0%	3.94%

Deferred financing costs, net			(12,694)
Debt discount			(7,940)

Total			$2,277,454

Debt Maturity Profile

Ground Lease Commitments (2)

Year	1350 Broadway (3)	1400 Broadway (4)	111 West 33rd Street (5)	Total
2022	$27	$169	$184	$380
2023	108	675	735	1,518
2024	108	675	735	1,518
2025	108	675	735	1,518
2026	108	675	735	1,518
Thereafter	1,713	24,975	37,056	63,744

	$ 2,172	$ 27,844	$40,180	$70,196

Notes:

(1)	Assumes no extension options are exercised.
(2)	There are no fair value market resets, no step-ups, and no escalations in the three ground lease commitments.
(3)	Expires July 31, 2050 with a remaining term, including unilateral extension rights available to the Company, of approximately 28 years.
(4)	Expires December 31, 2063 with a remaining term, including unilateral extension rights available to the Company, of approximately 41 years.
(5)	Expires May 31, 2077 with a remaining term, including unilateral extension rights available to the Company, of approximately 55 years.

Third Quarter 2022 Supplemental Definitions

Funds From Operations (“FFO”)

We compute FFO in accordance with the “White Paper” on FFO published by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment writedowns of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO is a widely recognized non-GAAP financial measure for REITs that we believe, when considered with financial statements determined in accordance with GAAP, is useful to investors in understanding financial performance and providing a relevant basis for comparison among REITs. In addition, we believe FFO is useful to investors as it captures features particular to real estate performance by recognizing that real estate has generally appreciated over time or maintains residual value to a much greater extent than do other depreciable assets. Investors should review FFO, along with GAAP net income, when trying to understand an equity REIT’s operating performance. We present FFO because we consider it an important supplemental measure of our operating performance and believe that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results of operations, the utility of FFO as a measure of its performance is limited. There can be no assurance that FFO presented by us is comparable to similarly titled measures of other REITs. FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Although FFO is a measure used for comparability in assessing the performance of REITs, as the NAREIT White Paper only provides guidelines for computing FFO, the computation of FFO may vary from one company to another.

Modified Funds From Operations (“Modified FFO”)

Modified FFO adds back an adjustment for any above or below-market ground lease amortization to traditionally defined FFO. We believe this a useful supplemental measure in evaluating our operating performance due to the non-cash accounting treatment under GAAP, which stems from the third quarter 2014 acquisition of two option properties following our formation transactions as they carry significantly below market ground leases, the amortization of which is material to our overall results. We present Modified FFO because we believe it is an important supplemental measure of our operating performance in that it adds back the non-cash amortization of below-market ground leases. There can be no assurance that Modified FFO presented by us is comparable to similarly titled measures of other REITs. Modified FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Modified FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions.

Core Funds From Operations (“Core FFO”)

Core FFO adds back to Modified FFO the following items: loss on early extinguishment of debt, acquisition expenses, severance expenses and IPO litigation expense. The Company believes Core FFO is an important supplemental measure of its operating performance because it excludes non-recurring items. There can be no assurance that Core FFO presented by the Company is comparable to similarly titled measures of other REITs. Core FFO does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FFO is not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. In future periods, we may also exclude other items from Core FFO that we believe may help investors compare our results.

Core Funds Available for Distribution (“Core FAD”)

In addition to Core FFO, we present Core FAD by (i) adding to Core FFO non-real estate depreciation and amortization, the amortization of deferred financing costs, amortization of debt discounts and non-cash compensation expenses and (ii) deducting straight line rent, recurring second generation leasing commissions, tenant improvements, prebuilts, capital expenditures, furniture, fixtures & equipment, amortization of debt premiums and above/below market rent revenue. Core FAD is presented solely as a supplemental disclosure that we believe provides useful information regarding our ability to fund our dividends. Core FAD does not represent cash generated from operating activities and should not be considered as an alternative to net income (loss) determined in accordance with GAAP or to cash flow from operating activities determined in accordance with GAAP. Core FAD is not indicative of cash available to fund ongoing cash needs., including the ability to make cash distributions. There can be no assurance that Core FAD presented by us is comparable to similarly titled measures of other REITs.

Net Operating Income (“NOI”)

NOI is a non-GAAP financial measure of performance. NOI is used by our management to evaluate and compare the performance of our properties and to determine trends in earnings and to compute the fair value of our properties as it is not affected by; (i) the cost of funds of the property owner, (ii) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, (iii) acquisition expenses, impairment charges, loss on early extinguishment of debt and loss from derivative financial instruments or (iv) general and administrative expenses and other gains and losses that are specific to the property owner. The cost of funds is eliminated from net operating income because it is specific to the particular financing capabilities and constraints of the owner. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by us regarding the appropriate mix of capital which may have changed or may change in the future. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in our office or retail properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing our operating results to the operating results of other real estate companies that have not made similarly timed, purchases or sales. We believe that eliminating these costs from net income is useful to investors because the resulting measure captures the actual revenue, generated and actual expenses incurred in operating our properties as well as trends in occupancy rates, rental rates and operating costs. However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness. NOI is a measure of the operating performance of our properties but does not measure our performance as a whole. NOI is therefore not a substitute for net income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly titled measures and, accordingly, our NOI may not be comparable to similarly titled measures reported by other companies that do not define the measure exactly as we do.

Same Store Net Operating Income (“SSNOI”)

In addition to NOI, we present Same Store NOI. Our Same Store portfolio includes all of our properties owned and included in our portfolio for all periods presented. It does not include properties held-for-sale or those properties which we otherwise expect to dispose of in the subsequent quarter.

EBITDA and Adjusted EBITDA

We compute EBITDA as net income plus interest expense, income taxes and depreciation. We present EBITDA because we believe that EBITDA, along with cash flow from operating activities, investing activities and financing activities, provides investors with an additional indicator of its ability to incur and service debt. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, as an alternative to net cash flows from operating activities (determined in accordance with GAAP), or as a measure of its liquidity. For adjusted EBITDA, we add back impairment charges and gain on disposition of property.